Exhibit 10.1

 EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of August 24, 2009 (this “Agreement”), is made by and among (1) GRAN TIERRA ENERGY INC., a Nevada corporation (Registered No. C13734-2003) (the “Original Borrower”), (2) GRAN TIERRA ENERGY CAYMAN ISLANDS INC., an exempted company organized under the laws of the Cayman Islands (Registered No. MC-213331) (the “New Borrower”) and (3) STANDARD BANK PLC, as the Majority Bank (as defined in the Credit Agreement referred to below) and the Administrative Agent (as defined in the Credit Agreement referred to below).

WITNESSETH:

WHEREAS, the Original Borrower is a party to that certain Credit Agreement, dated as of February 22, 2007  (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings assigned to such terms therein), made by and among the Original Borrower, Gran Tierra Energy Colombia, Ltd., a limited partnership organized under the laws of the State of Utah (the “Partnership”), Argosy Energy, LLC (formerly Argosy Energy Corp.), a limited liability company organized under the laws of the State of Delaware (the “GP”), the Banks and the Administrative Agent;

WHEREAS, pursuant to a corporate reorganization and to facilitate the amendment and restatement of the Credit Agreement, the Original Borrower wishes to assign to the New Borrower all of its rights, title and interest in and to the Credit Agreement and the other Loan Documents, and the New Borrower wishes to assume all of the duties and obligations of the Original Borrower under the Credit Agreement and the other Loan Documents;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment and Assumption. Each of the parties hereto acknowledges, agrees and confirms that, with effect from the date hereof (the “Effective Date”), the New Borrower shall become a party to the Credit Agreement and shall be fully bound by, and subject to, all of the terms and conditions of the Credit Agreement which are applicable to the Original Borrower in its capacity as the Borrower under the Credit Agreement as though the New Borrower were originally a party to the Credit Agreement, and further, that with effect from the date hereof, the New Borrower shall be deemed to be the “Borrower” as defined in, and for all purposes of, the Credit Agreement with effect from and after the date hereof. Accordingly, with effect from and after the date hereof, each reference to the Original Borrower and each reference to the term “Borrower” in the Credit Agreement and the other Loan Documents shall be deemed to be a reference to the New Borrower, and the New Borrower shall benefit from all of the rights, title and interest in and to the Credit Agreement and the other Loan Documents held by the Original Borrower, and shall assume all of the duties and obligations of the Original Borrower under the Credit Agreement and the other Loan Documents.  For the avoidance of doubt, the Original Borrower shall be liable, to the extent provided under the Loan Documents in its capacity as “Borrower”, in respect of any Default or Event of Default which may have occurred prior to the Effective Date and which the Banks and/or the Administrative Agent have not specifically agreed to waive in writing.  The New Borrower acknowledges and confirms that it has received a copy of the Credit Agreement, the other Loan Documents and all exhibits thereto and has reviewed and understands all of the terms and conditions thereof.

2. Release. The Original Borrower hereby acknowledges, agrees and confirms that, with effect from the Effective Date, it shall relinquish its rights, title and interest in and to the Credit Agreement and the Original Borrower is hereby irrevocably released and forever discharged from all of its obligations under the Credit Agreement and the other Loan Documents, with effect from the Effective Date.
3. Representations and Warranties. The New Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a) it is duly organized, validly existing and in good standing (if such concept exists under the laws of its jurisdiction of organization) under the laws of its jurisdiction of organization, and is qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification;

(b) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene its constitutional documents or any applicable law or any of its contractual obligations, and (iv) will not result in the creation or imposition of any Lien prohibited by the Credit Agreement;

(c) no consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution and delivery of this Agreement by it, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby;

(d) it has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid, and binding obligation, enforceable against the New Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity;

(e) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement; and

(f) to the extent not already made above, each of the other representations and warranties set forth in Section 8 of the Credit Agreement (other than any representations and warranties relating to the Original Borrower) is true and correct in all material respects as of the date hereof (unless stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).
4. Effect of this Agreement. Each reference to the Credit Agreement herein or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as modified hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

5. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Original Borrower and the New Borrower may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Majority Banks.

6. Notices. For purposes of Section 12.02 of the Credit Agreement, the address details for all notices, requests and other communications to be given to the New Borrower under the Credit Agreement and the other Loan Documents are as set forth in the “Address for Notices” specified below its name on the signature pages hereof.

7. Entire Agreement; Severability. This Agreement, together with the Credit Agreement and the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof, the Credit Agreement and such other Loan Documents and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. Headings and Counterparts. The descriptive headings of this Agreement are for convenience or reference only and do not constitute a part of this Agreement.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart, including by facsimile or pdf (with an original subsequently delivered).

9. No Waiver. Nothing contained herein shall be construed as, or deemed to be, a waiver of any Default or Event of Default that may now be in existence or that may hereafter occur.

10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and be governed by the laws of the State of New York.

11. Submission to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY FOR THE PURPOSE OF ANY LEGAL PROCEEDINGS ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Jury Trial Waiver. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER THIS AGREEMENT.

[Remainder intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have entered into this agreement as of the date first written above.

ORIGINAL BORROWER:

GRAN TIERRA ENERGY INC.

By:	/s/ Martin Eden
Name: Martin Eden
Title: Chief Financial Officer

NEW BORROWER:

GRAN TIERRA CAYMAN ISLANDS INC.

By:	/s/ Martin Eden
Name: Martin Eden
Title: Director

Address for Notices:

c/o Gran Tierra Energy Inc.
300, 611 10th Avenue SW
Calgary, Alberta
Canada T2R 0B2
Attention: Chief Financial Officer
Tel: (403) 265-3221
Fax: (403 265-3242
Email: martineden@grantierra.com

MAJORITY BANK:

STANDARD BANK PLC

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Director

By:	/s/ Roderick L. Fraser
Name: Roderick L. Fraser
Title: Global Head of Oil & Gas, Renewables

ADMINISTRATIVE AGENT

STANDARD BANK PLC

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Director

By:	/s/ Roderick L. Fraser
Name: Roderick L. Fraser
Title: Global Head of Oil & Gas, Renewables